Calculation of Filing Fee Tables
S-3
Enveric Biosciences, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	Other	6,822,225	$ 1.835	$ 12,518,782.88	0.0001381	$ 1,728.84
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 12,518,782.88		$ 1,728.84
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,728.84
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of common stock (the "common stock") issuable upon the conversion or exercise, as applicable, of the Warrants offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. (2) Consists of an aggregate of up to 6,822,225 shares of the Registrant's common stock, par value $0.01 per share, issued by the Registrant in a private placement on April 16, 2026, consisting of (i) 98,000 shares of common stock, (ii) 2,124,223 shares of common stock issuable upon the exercise of outstanding Pre-Funded Warrants, (iii) 2,222,223 shares of common stock issuable upon the exercise of outstanding Series I warrants, (iv) 2,222,223 shares of common stock issuable upon the exercise of outstanding Series J Warrants, and (v) 155,556 shares of common stock issuable upon the exercise of outstanding Placement Agent Warrants. (3) With respect to the shares of common stock offered by the Selling Stockholders, estimated at $1.84 per share, the average of the high ($1.96) and low ($1.71) prices as reported on The Nasdaq Capital Market on April 17, 2026, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date